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                                                                      EXHIBIT 12

                              KEEBLER CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                                                                FORTY-EIGHT
                                                                                WEEKS ENDED
                                                                               DECEMBER 28,
                                                                                   1996
                                                                             -----------------
Income from Continuing Operations before Income Tax Expense................      $    33.9
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Fixed Charges:
  Interest expense (income), net (a).......................................           36.2
  Interest portion of rental expense.......................................           10.0
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    Total Fixed Charges....................................................      $    46.2
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Earnings before Fixed Charges..............................................      $    80.1
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Deficiency in Coverage of Fixed Charges by Earnings before Fixed Charges...      $  --
                                                                                    ------
                                                                                    ------
Ratio of Earnings to Fixed Charges.........................................            1.7
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(a)  Includes interest expense for the amortization of debt issue costs of $1.5 million.